This Amendment No. 1 amends Item 7 of the Current Report on Form 8-K dated November 30, 1998 (the "Current Report"), of TransWestern Publishing Company, LLC (the "Company"), a wholly owned subsidiary of TransWestern Holdings L.P., filed with the Securities and Exchange Commission on December 15, 1998, relating to the Company's acquisition of four directories in Michigan from Universal Phone Books, Inc. and Universal Phone Books of Jackson, Inc. ("Universal") to include the information set forth below:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a).  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

In accordance with Item 7(a), attached as Exhibit 99.1 are: the audited combined balance sheet of Universal as of September 30, 1998, the related audited combined statement of operations, statement of combined shareholder's deficit, and combined statement of cash flows for the year then ended and the accompanying notes.

(b).  PRO FORMA FINANCIAL INFORMATION.

In accordance with Item 7(b), attached as Exhibit 99.2 are the unaudited pro forma combined condensed financial statements and accompanying notes for TransWestern Publishing Company LLC and Universal Phone Books, Inc. combined. The pro forma financial information included herein reflects the pro forma effects of the acquisition of Universal which occurred on November 30, 1998.

(c).  EXHIBITS.

EXHIBIT NO.                             DESCRIPTION
----------     --------------------------------------------------------------

99.1           Audited combined balance sheet of Universal as of September
               30, 1998, the related audited combined statement of operations, statement of combined shareholder's deficit, and combined statement of cash flows for the year then ended, and the accompanying notes.

99.2 Unaudited proforma combined condensed consolidated balance sheets of TransWestern Publishing LLC as of September 30,
               1998, the unaudited pro forma combined condensed statement of income for the nine and twelve months ended September 30, 1998, and the accompanying notes.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on February 12, 1999 on its behalf by the undersigned thereunto duly authorized.


                                      TRANSWESTERN HOLDINGS, L.P.
                                              (Registrant)


                              BY:TRANSWESTERN COMMUNICATIONS COMPANY, INC.
                                           (General Partner)


DATE:  February 12, 1998      BY:              /s/Joan M. Fiorito
       -----------------         -----------------------------------------
                                 Name: Joan M. Fiorito
                                 Title:  Vice President, Chief Financial
                                 Officer (Principal Financial and Accounting
                                 Officer)